                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

________________________________________________________________________________

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                             CRA Managed Care, Inc.
                (Name of Registrant as Specified In Its Charter)

                             CRA Managed Care, Inc.
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

/ / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

/X/ Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:
________________________________________________________________________________

                             CRA MANAGED CARE, INC.
                      NOTICE OF SPECIAL MEETING IN LIEU OF
                    THE 1996 ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

     A Special Meeting of the Stockholders of CRA MANAGED CARE, INC. in lieu of the 1996 Annual Meeting will be held on Tuesday, May 21, 1996, at 10:00 a.m. at the offices of Hutchins, Wheeler & Dittmar, 101 Federal Street, Boston, Massachusetts, for the following purposes:

     1. To elect two directors, to serve for a term of three years as more fully described in the accompanying Proxy Statement.

     2. To consider and act upon a proposal to amend the CRA Managed Care, Inc. 1994 Time Accelerated Restricted Stock Option Plan to increase the number of shares to be granted thereunder from 376,000 to 976,000.

     3. To consider and act upon a proposal to ratify, confirm and approve the selection of Arthur Andersen LLP as the independent certified public accountants of the Company for fiscal year 1996.

     4. To consider and act upon a proposed amendment to the Company's Articles of Organization increasing the number of authorized shares of Common Stock, par value $.01 per share, from 10,000,000 shares to 40,000,000 shares.

     5. To consider and act upon any other business which may properly come before the meeting.

     The Board of Directors has fixed the close of business on April 5, 1996, as the record date for the meeting. All stockholders of record on that date are entitled to notice of and to vote at the meeting.

     The enclosed Amended and Restated Proxy Statement and Proxy are being provided in order to add one matter for consideration by the Stockholders. Item 4, the proposal to increase the number of authorized shares of Common Stock, is the only matter added to the Proxy Statement and Proxy previously mailed to the Stockholders on April 19, 1996.

     PLEASE COMPLETE AND RETURN THE ENCLOSED AMENDED AND RESTATED PROXY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON.

By order of the Board of Directors



Joseph F. Pesce,
Vice President - Finance and Administration,
Chief Financial Officer
and Treasurer

Boston, Massachusetts
May 10, 1996

                             CRA MANAGED CARE, INC.
                      AMENDED AND RESTATED PROXY STATEMENT

     This Amended and Restated Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of CRA Managed Care, Inc. (the "Company") for use at the Special Meeting of Stockholders in lieu of the 1996 Annual Meeting of Stockholders to be held on Tuesday, May 21, 1996, at the time and place set forth in the notice of the meeting, and at any adjournments thereof. This Amended and Restated Proxy Statement has been circulated in order to add one matter for consideration by the Stockholders at the Special Meeting of Stockholders in Lieu of the 1996 Annual Meeting. The additional matter for consideration by the Stockholders is an increase in the number of authorized shares of Common Stock, par value $.01 per share, as described herein. The approximate date on which this Amended and Restated Proxy Statement and form of proxy are first being sent to stockholders is May 10, 1996.

     If the enclosed proxy is properly executed and returned, it will be voted in the manner directed by the stockholder. If no instructions are specified with respect to any particular matter to be acted upon, proxies will be voted in favor thereof. Any person giving the enclosed form of proxy has the power to revoke it by voting in person at the meeting, or by giving written notice of revocation to the Clerk of the Company at any time before the proxy is exercised.

     The holders of a majority in interest of all Common Stock issued, outstanding and entitled to vote are required to be present in person or be represented by proxy at the meeting in order to constitute a quorum for the transaction of business. The election of the nominee for director will be decided by plurality vote. The affirmative vote of the holders of at least a majority of the shares of Common Stock voting in person or by proxy at the meeting are required to approve all other matters listed in the notice of the meeting.

     The Company will bear the cost of the solicitation. It is expected that the solicitation will be made primarily by mail, but regular employees or representatives of the Company (none of whom will receive any extra compensation for their activities) may also solicit proxies by telephone, facsimile and in person and arrange for brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to their principals at the expense of the Company.

     The Company's principal executive offices are located at 312 Union Wharf, Boston, Massachusetts 02109, telephone number (617) 367-2163.

                       RECORD DATE AND VOTING SECURITIES

     Only stockholders of record at the close of business on April 5, 1996 are entitled to notice of and to vote at the meeting. On that date, the Company had outstanding and entitled to vote 7,373,024 shares of Common Stock, par value $.01 per share. Each outstanding share of the Company's Common Stock entitles the record holder to one vote.

                           1.  ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes, with each class as nearly equal in number as possible. One class is elected each year for a term of three years. It is proposed that the nominees listed below, whose term expires at this meeting, be elected to serve a term of three years and until their respective successors are duly elected and qualify or until such nominees sooner die, resign or are removed. The Company presently has a Board of Directors of 6 members.

     The persons named in the accompanying proxy will vote, unless authority is withheld, for the election of the nominees named below. If either of such nominees should become unavailable for election, which is not anticipated, the persons named in the accompanying proxy will vote for such substitute or substitutes as the Board of Directors may recommend. Neither nominee is related to any executive officer of the Company or its subsidiaries.


                                   YEAR FIRST   POSITION WITH THE COMPANY
                                   ELECTED A    OR PRINCIPAL OCCUPATION
NAME OF DIRECTOR             AGE   DIRECTOR     DURING THE PAST FIVE YEARS
- ----------------             ---   ----------   --------------------------

NOMINATED FOR A TERM
 ENDING IN 1999:

George H. Conrades.........   57        1994  Mr. Conrades has served as a
                                              Director of the Company since
                                              June 1994.  Mr. Conrades has been
                                              President and Chief Executive
                                              Officer of BBN Corporation  since
                                              1994 and has served as Chairman
                                              of its Board of Directors since
                                              November 1995. From 1992 to 1994,
                                              Mr. Conrades was a partner in
                                              Conrades/Reilly Associates, a
                                              business consulting company. From
                                              1961 to 1992, Mr. Conrades held a
                                              number of management positions
                                              with International Business
                                              Machines Corp., most recently as
                                              Senior Vice President for
                                              Corporate Marketing and Services.
                                              Mr. Conrades is a director of BBN
                                              Corporation, Westinghouse
                                              Electric Corp. and Pioneer
                                              Companies, Inc.

Jeffrey R. Jay, M.D........   37        1994  Dr. Jay has served as a Director
                                              of the Company since March 1994.
                                              Dr. Jay has been a General
                                              Partner of J. H. Whitney & Co.
                                              ("Whitney"), a private investment
                                              firm, since 1993. From 1988 to
                                              1993, Dr. Jay worked for Canaan
                                              Partners, a venture capital firm.
                                              Dr. Jay is a national advisory
                                              member of the American Medical
                                              Association's Physician Capital
                                              Source Committee. Dr. Jay is a
                                              graduate of Harvard Business
                                              School and received his M.D. from
                                              the Boston University School of
                                              Medicine.



                                   YEAR FIRST   POSITION WITH THE COMPANY
                                   ELECTED A    OR PRINCIPAL OCCUPATION
NAME OF DIRECTOR             AGE   DIRECTOR     DURING THE PAST FIVE YEARS
- ----------------             ---   ----------   --------------------------

SERVING A TERM ENDING IN
 1997:

Donald J. Larson...........   45        1978  Mr. Larson, a founder of the
                                              Company, has served as President
                                              and Chief Executive Officer of the
                                              Company since January 1, 1996.
                                              From 1988 through December 31,
                                              1995, Mr. Larson served as
                                              President and Chief Operating
                                              Officer of the Company. Prior to
                                              founding the Company, Mr. Larson
                                              held the position of New England
                                              Regional Manager at IntraCorp.
                                              Inc., a division of Cigna
                                              Corporation. Mr. Larson is a
                                              graduate of Boston College and
                                              Boston University.

Mitchell T. Rabkin, M.D....   65        1995  Dr. Rabkin has served as a
                                              Director of the Company since
                                              February 1995. Since 1966, Dr.
                                              Rabkin has been Chief Executive
                                              Officer of Boston's Beth Israel
                                              Hospital, where he currently holds
                                              the rank of Professor of Medicine.
                                              Dr. Rabkin is a graduate of
                                              Harvard College and received his
                                              M.D. from Harvard Medical School.

SERVING A TERM ENDING IN
 1998:

Lois E. Silverman..........   55        1978  Ms. Silverman, a founder of the
                                              Company, has served as the
                                              Chairman of the Board since March
                                              1994 and as its Chief Executive
                                              Officer from 1988 to December 31,
                                              1995. Prior to founding the
                                              Company, Ms. Silverman held the
                                              position of Northeast Regional
                                              Manager at IntraCorp., a division
                                              of Cigna Corporation. Ms.
                                              Silverman also serves as Trustee
                                              and Officer of Beth Israel
                                              Hospital and Overseer of Tufts
                                              Medical School. Ms. Silverman is a
                                              graduate of Beth Israel School of
                                              Nursing. Ms. Silverman is also a
                                              director of Sun Healthcare Group,
                                              Inc.



                                   YEAR FIRST   POSITION WITH THE COMPANY
                                   ELECTED A    OR PRINCIPAL OCCUPATION
NAME OF DIRECTOR             AGE   DIRECTOR     DURING THE PAST FIVE YEARS
- ----------------             ---   ----------   --------------------------

William Laverack, Jr.......   39        1994  Mr. Laverack has served as a
                                              Director of the Company since
                                              March 1994. Mr. Laverack has been
                                              a General Partner of Whitney, a
                                              private investment firm, since
                                              1993. From 1991 to 1993, Mr.
                                              Laverack served as a Managing
                                              Director of Gleacher & Co., Inc.,
                                              an investment banking firm. From
                                              1985 to 1991, Mr. Laverack served
                                              as a Principal in the merchant
                                              banking department of Morgan
                                              Stanley & Co. Incorporated, an
                                              investment banking firm. Mr.
                                              Laverack is a graduate of Harvard
                                              College and Harvard Business
                                              School.


                 INFORMATION CONCERNING THE BOARD OF DIRECTORS

     During fiscal 1995, there were 9 meetings of the Board of Directors of the Company. All of the directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors during which they served as director and (ii) the total number of meetings held by committees of the Board of Directors on which they served. The Board of Directors does not have a Nominating Committee. Ms. Silverman and Mr. Larson each received compensation as employees of the Company. See "Compensation Committee Interlocks and Insider Participation -- Certain Relationships and Related Transactions." During 1995, the Company also reimbursed the travel expenses of Messrs. Laverack and Jay in the aggregate amount of approximately $23,897, in connection with their attending meetings of the Board of Directors of the Company. Directors of the Company who are not employees of the Company receive a fee of $2,000 for each board meeting attended.

     The Board of Directors has a Compensation Committee whose present members are Donald J. Larson, Jeffrey R. Jay, M.D. and William Laverack, Jr. The Compensation Committee determines the compensation to be paid to key officers of the Company and administers the Company's stock option plans. During fiscal year 1995, there were 4 meetings of the Compensation Committee.

     The Company also has an Audit Committee whose present members are George H. Conrades and William Laverack, Jr. The Audit Committee reviews with the Company's independent auditors the scope of the audit for the year, the results of the audit when completed and the independent auditors' fee for services performed. The Audit Committee also recommends independent auditors to the Board of Directors and reviews with management various matters related to its internal accounting controls. During fiscal 1995, there were 2 meetings of the Audit Committee.

    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND OFFICERS

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of April 5, 1996, (i) by each person (or group of affiliated persons) known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each Director, (iii) the Company's Chief Executive Officer and the Company's other executive officers named in the Summary Compensation Table elsewhere in this Proxy Statement and
(iv) all of the Company's executive officers and Directors as a group. Except as indicated in the footnotes to this table, the Company believes that the persons named in this table have sole voting and investment power with respect to all the shares of Common Stock indicated.

                                             NUMBER     PERCENT
                                               OF          OF
                  NAME                     SHARES(1)     CLASS
                  ----                     ---------     -----

Lois E. Silverman (2).........................      622,470         8.3%

Donald J. Larson (3)..........................    1,174,530        15.8%

Joseph F. Pesce (4)...........................       22,240          .3%

John A. McCarthy, Jr. (5).....................       15,286          .2%

Anne E. Kirby (6).............................       20,986          .3%

George H. Conrades (7)........................        7,833          .1%

Jeffrey R. Jay, M.D. (8)......................    2,075,581        27.9%

William Laverack, Jr. (8).....................    2,075,581        27.9%

Mitchell T. Rabkin, M.D. (7)..................        8,033          .1%

J.H. Whitney & Co. (9)........................    2,075,581        27.9%

Morgan Stanley Group, Inc. (10)
Morgan Stanley Asset Management, Inc. (11)....      467,400         6.3%

All executive officers and directors as
 a group (9 persons) (12).....................    3,946,959        53.0%

- ---------------------

(1) Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and includes general voting power and/or investment power with respect to securities. Shares of Common Stock subject to options and warrants currently exercisable or exercisable within 60 days of April 5, 1996 are deemed outstanding for computing the percentage of a person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as otherwise specified below, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) The address of this stockholder is c/o CRA Managed Care, Inc., 312 Union Wharf, Boston, Massachusetts 02109. Includes 23,500 shares held of record by The Michael E. Silverman 1995 Irrevocable Trust dated March 13, 1995 and 23,500 shares held of record by The Susan E. Bender 1995 Irrevocable Trust dated March 13, 1995.

(3) The address of this stockholder is c/o CRA Managed Care, Inc., 312 Union Wharf, Boston, Massachusetts 02109. Includes 18,750 shares held of record by trusts created for the benefit of Mr. Larson's children.

(4) Includes 20,740 shares of Common Stock issuable pursuant to currently exercisable stock options.

(5) Includes 15,100 shares of Common Stock issuable pursuant to currently exercisable stock options.

(6) Includes 19,800 shares of Common Stock issuable pursuant to currently exercisable stock options.

(7) Includes 7,833 shares of Common Stock issuable pursuant to currently exercisable stock options.

(8) The address of these directors is c/o J.H. Whitney & Co., 177 Broad Street, Stamford, Connecticut 06901. Consists of 2,075,581 shares held of record by Whitney, the Whitney 1990 Equity Fund, L.P. ("Whitney Equity Fund") and the Whitney Subordinated Debt Fund, L.P. ("Whitney Debt Fund") that Dr. Jay and Mr. Laverack may be deemed to beneficially own due to their relationship with such entities. Such beneficial ownership is disclaimed by both Dr. Jay and Mr. Laverack.

(9) The address of this stockholder is 177 Broad Street, Stamford, Connecticut 06901, Attention: Jeffrey R. Jay, M.D. These shares are held of record by Whitney and its affiliates as follows: (i) Whitney-305,726 shares of Common Stock; (ii) the Whitney Equity Fund-1,222,893 shares of Common Stock; and
     (iii) the Whitney Debt Fund-546,962 shares of Common Stock.

(10) The address of this stockholder is 1585 Broadway, New York, New York 10036. Ownership based upon Schedule 13G filed on or before February 14, 1996.

(11) The address of this stockholder is 1221 Avenue of the Americas, New York, New York 10020. Ownership upon Schedule 13G filed on or before February 14, 1996.

(12) Includes 71,306 shares of Common Stock issuable pursuant to currently exercisable stock options. Includes 2,075,581 shares held of record by Whitney, the Whitney Equity Fund and the Whitney Debt Fund that Dr. Jay and Mr. Laverack may be deemed to beneficially own due to their relationship with such entities. Such beneficial ownership is disclaimed by both Dr. Jay and Mr. Laverack.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") of the Board of Directors has furnished the following report on executive compensation.

EXECUTIVE COMPENSATION PHILOSOPHY

     Under the supervision of the Committee, the Company has developed and implemented executive compensation policies, plans and programs which seek to enhance the profitability and value of the Company. The primary objective is to align closely the financial interests of the Company's executives with those of its stockholders. The Committee believes that equity ownership by management is beneficial in conforming management and stockholder interests in the enhancement of stockholder value.

     The Committee's philosophy is to integrate management pay with the achievement of annual financial performance goals. The compensation package for each officer is designed to recognize individual initiative and achievement. In establishing compensation, the Committee incorporates a number of factors to promote both long and short-term performance of the Company. These factors include earnings, market share growth, cost control efforts, balance sheet strength and organizational developments. The compensation for individual executives is based on both company and personal goals, with varying weight being given to individual factors for particular executives.

     The Committee believes that the Company's overall executive compensation package should enable the Company to obtain and retain the services of top executives. The Company operates with a small team of top executives who are given significant and extensive responsibilities. These executives' duties encompass overall strategic policy of the Company and day-to-day activities in sales, customer communications, product development, marketing and other similar activities. The compensation package is intended to reflect these broad responsibilities.

     The Company's compensation package for its executive officers consists of base salary, annual bonuses, stock option grants and, for certain executive officers, other benefits.

BASE SALARY

     The Committee sets base salary at the minimum level deemed sufficient to attract and retain qualified executives. By restricting the role of base salary in the compensation package, more of an executive's compensation can be paid in the form of incentives which encourage and reward performance. The base salaries of individual executives are set in light of the responsibilities of the position held and the experience of the individual, with a recognition of the Company's requirements for the top executives to perform many varied tasks.

ANNUAL BONUSES

     The Committee establishes company performance targets based on the Company's operating earnings each year in connection with potential annual bonuses granted under a current management incentive bonus plan. Executive officers are eligible to receive cash bonuses based upon the achievement of such predetermined performance targets and the executive officer's individual performance, as determined by the Chief Executive Officer of the Company and approved by the Committee. Special awards may also be awarded under the current management incentive bonus plan as determined by the Chief Executive Officer and approved by the Committee.

LONG-TERM INCENTIVES

     The Company's stock option program is intended to provide additional incentive to build shareholder value, to reward long-term corporate performance and to promote employee loyalty through stock ownership. Information with respect to stock options held by executive officers (including options granted during the year ended December 31, 1995) is included in the tables following this report. The vesting of options granted has historically been dependent upon the achievement of predetermined performance goals. Nevertheless, the amount realized by a recipient from an option grant will depend on the future appreciation in the price of the Company's Common Stock.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The Compensation Committee reviewed and approved the compensation of Lois
E. Silverman, the Chief Executive Officer of the Company during 1995. Ms. Silverman participated in the Executive Bonus Plan, with her bonus tied to corporate profit goals. Her maximum possible bonus was 100% of her base salary. The Compensation Committee believes Ms. Silverman was paid a reasonable salary, and her bonus was based upon the same corporate financial goals as the other officers of the Company. Ms. Silverman was not eligible for stock options. Since Ms. Silverman is a significant shareholder in the Company, her rewards as Chief Executive Officer in 1995 reflect increases in value enjoyed by all other shareholders.


COMPENSATION COMMITTEE

Donald J. Larson
Jeffrey R. Jay, M.D.
William Laverack, Jr.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

GENERAL

     Messrs. Larson, Jay and Laverack served as members of the Compensation Committee during fiscal 1995. Neither Dr. Jay nor Mr. Laverack was an officer or employee of the Company or any of its subsidiaries during fiscal 1994. Mr. Larson served as the Company's President and Chief Operating Officer during fiscal 1995.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On March 8, 1994, the Company completed a recapitalization ("the Recapitalization"), pursuant to which the Company redeemed an aggregate of 49.0% of the then outstanding shares of Common Stock from Ms. Silverman and Mr. Larson for a total consideration of $28,260,000 and $27,152,000, respectively, consisting of cash and an aggregate of $5,000,000 in 10.0% Junior Subordinated Notes due 2002 (the "Junior Subordinated Notes"). To finance these redemptions and related expenses, the Company (i) issued 604,537 shares of Common Stock at $4.15 per share and 1,698,463 shares of Series A Convertible Preferred Stock, $.01 par value per share ("Series A Convertible Preferred Stock") at $5.89 per share representing, in the aggregate, 49.0% of the Company's capital stock on a fully-diluted basis (giving effect to the conversion of the Series A Convertible Preferred Stock into shares of Common Stock on a one-for-one basis) to Whitney, the Whitney Equity Fund and First Union Corporation ("First Union"); (ii) borrowed $17,000,000 in term loans and $5,000,000 in revolving credit under a loan agreement, dated March 8, 1991, with First Union National Bank of North Carolina (the "Loan Agreement"); and (iii) issued $19,000,000 principal amount of 10.101% Senior Subordinated Notes due March 8, 2001 (the "Senior Subordinated Notes") to the Whitney Debt Fund and $2,000,000 principal amount of Senior Subordinated Notes to First Union. Dr. Jay and Mr. Laverack are general partners of Whitney, the Whitney Equity Fund and the Whitney Debt Fund. The Company entered into the Recapitalization in order to provide liquidity to the Company's founders, Ms. Silverman and Mr. Larson. Management of the Company also believed that the Recapitalization, by aligning the organizational and capital structure of the Company with that of other private companies with professional investors, would allow the Company to (i) attract experienced and qualified outside directors, such as Mr. Conrades and Dr. Rabkin who, based on their prior business or related experience, could assist management with operational issues as well as the strategic direction of the Company; (ii) access the financial and managerial advice and experience of J.H. Whitney & Co., a private investment firm, which has invested in other similarly situated companies; and (iii) make the Company more attractive to other professional investors, to the extent the Company needs to raise additional capital, who would not ordinarily invest in a closely-held company.

     Ms. Silverman and Mr. Larson are the trustees and beneficiaries of Colonial Realty Trust, which leases thirteen office spaces to the Company for an annual aggregate consideration of $726,000. In connection with the Recapitalization, the Company renegotiated all of its leases with Colonial Realty Trust to what the Company believes were fair market rental rates at the time of the Recapitalization.

     Whitney was paid an equity placement fee of $500,000 in connection with the issuance of the Preferred Stock, a debt placement fee of $630,000 in connection with the issuance of the Senior Subordinated Notes and a management fee of $100,000 for 1994. The Company's obligation to pay Whitney a management fee was terminated effective as of January 1, 1995.

     In connection with the Recapitalization, the Company entered into a Stockholders' Agreement (the ''Stockholders' Agreement'') and a Registration Rights Agreement (the ''Registration Rights Agreement'') with Whitney, the Whitney Equity Fund, the Whitney Debt Fund, First Union, Ms. Silverman and Mr. Larson.

     The Stockholders' Agreement provided for, among other things, restrictions on transfer of shares, rights of first refusal, tag along rights and election of directors. The Company's current directors were elected pursuant to the terms of the Stockholders' Agreement, which requires all the parties to this agreement to vote their shares of the Company's capital stock in favor of a board of directors consisting of one member designated by each of Whitney, the Whitney Equity Fund, Ms. Silverman and Mr. Larson, plus from one to three additional outside directors selected by the members of the Board designated by Whitney, the Whitney Equity Fund, Ms. Silverman and Mr. Larson. Upon the closing of the initial public offering of Common Stock in May, 1995, the Stockholders' Agreement terminated.

     Pursuant to the Registration Rights Agreement, holders of at least 25.0% of the shares of Common Stock subject to the Registration Rights Agreement (excluding Mr. Silverman and Mr. Larson) may require the Company to effect the registration of shares of Common Stock held by such parties for sale to the public on three occasions, subject to certain conditions and limitations. In addition, under the terms of the Registration Rights Agreement, if the Company proposes to register any of its securities under the Securities Act of 1933, as amended, whether for its own account or otherwise, the parties to the Registration Rights Agreement (including Ms. Silverman and Mr. Larson) are entitled to receive notice of such registration and to include their shares therein, subject to certain conditions and limitations. The Company has agreed to pay fees, costs and expenses of any registration effected on behalf of the parties to the Registration Rights Agreement (other than underwriting discounts and commissions).

     Lois E. Silverman and Donald J. Larson are each party to separate employment agreements with the Company, dated as of March 8, 1994 (the ''Employment Agreements''). Mr. Larson agreed to devote his full time and best efforts to the performance of his duties to the Company. The Employment Agreements have initial terms of five years unless earlier terminated as provided therein; Ms. Silverman may terminate her Employment Agreement as of March 8, 1997, if notice is provided one year prior to such date. The terms of the Employment Agreements may be automatically renewed for additional one year terms, subject to limitations contained therein. The Company may terminate Ms. Silverman and/or Mr. Larson for cause, as defined therein, and Ms. Silverman and Mr. Larson may terminate their respective Employment Agreements for Good Reason, as defined therein. The Employment Agreements contain provisions pursuant to which Ms. Silverman and Mr. Larson agree not to disclose any proprietary information of the Company and also agree not to compete with the Company (in the U.S., Canada or any other country in which the Company does business, or took steps to do business before termination of their employment), or solicit its employees, for the term of the Employment Agreements and up to two years after termination of employment, for any reason. Mr. Larson is to receive an annual salary of $250,000 and is allowed to participate in a bonus plan (the ''Executive Bonus Plan''). Both Ms. Silverman and Mr. Larson also receive similar benefits made available by the Company to its executive employees.

     Ms. Silverman's employment agreement was amended as of January 24, 1996 in connection with her resignation as Chief Executive Officer of the Company (effective January 1, 1996). Pursuant to this amendment, Whitney and its affiliates and Mr. Larson have agreed to vote their shares of Common Stock in their favor of electing Ms. Silverman as a director of the Company, and she is to remain an employee of the Company, through March 8, 1999, so long as she continues to hold at least one-third of the number of shares of Common Stock of the Company which she held on January 24, 1996. Ms. Silverman is to continue in the role as Chairman of the Board of Directors of the Company and remains subject to the termination rights contained in her employment agreement. Ms. Silverman is to receive an annual salary of $250,00 per year during the six month period commencing January 1, 1996 and thereafter will be paid an annual salary of $100,000 and is no longer entitled to participate in the Executive Bonus Plan. Ms. Silverman was also granted one demand registration right under the Registration Rights Agreement, subject to certain conditions and limitations

     The Company hired Joseph F. Pesce as its Chief Financial Officer commencing October 3, 1994 pursuant to an offer letter dated September 9, 1994. In such letter, the Company agreed to pay Mr. Pesce salary at the annual rate of $200,000 during 1994 and at the annual rate of $225,000 during 1995. Mr. Pesce also received a $50,000 bonus at the commencement of his employment with the Company and $25,000 cash compensation in consideration of certain benefits forfeited upon termination of his prior employment. Mr. Pesce received a $50,000 bonus upon attainment of certain performance criteria in 1995, and is also entitled to receive one year of severance benefits in the event his employment by the Company is terminated without cause.

     The Company entered into letter agreements, dated June 30, 1995, with each of Mr. Pesce, Mr. McCarthy and Ms. Kirby, pursuant to which such individuals are entitled to receive one year's salary, along with certain other benefits, in the event the employment of such individuals is terminated (i) by the Company without Cause (as defined therein), (ii) by said employee with Good Reason (as defined therein) or (iii) a change in control of the Company takes place and said employees are not offered employment by any successor entity on substantially the same terms and responsibilities he or she had immediately prior to such change in control.

                               PERFORMANCE GRAPH

The graph set forth below compares the change in the Company's cumulative total stockholder return on its Common Stock (as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the period indicated, assuming dividend reinvestment, and (B) the difference between the Company's share price at the end of the period and May 3, 1995, the date the Company's Common Stock commenced trading on the Nasdaq National Market; by (ii) the share price at December 31, 1995 with the cumulative total return of the Nasdaq Stock Market (U.S.) Index and the cumulative total return of the Nasdaq Health Service Stocks Index (assuming the investment of $100 in the Company's Common Stock, the Nasdaq Stock Market (U.S.) Index and the Nasdaq Non-Financial Stocks Index on December 31, 1995, and reinvestment of all dividends). During 1995, the Company paid no dividends.



                         [GRAPH APPEARS HERE]


                                                 Nasdaq              Nasdaq
Measurement period                           Health Services         Stock
(Fiscal Year Covered)             CRA            Index           Market (U.S.)
- ---------------------           --------         -----           -------------
Measurement PT -
05/03/95                        $100.00         $100.00             $100.00

FYE 12/31/95                    $136.72         $137.57             $125.72


                             EXECUTIVE COMPENSATION

The following table sets forth all compensation awarded to, earned by or paid to the Company's Chief Executive Officer and each of the Company's four most highly compensated executive officers (other than the Chief Executive Officer) whose total annual salary and bonus exceeded $100,000 for all services rendered in all capacities to the Company and its subsidiaries for the Company's fiscal year ended December 31, 1995 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE



                                                                                                 Long Term
                                                                                                Compensation
                                                                                              ----------------
                                                                                                   Awards
                                                                                              ----------------
                                                     Annual Compensation                         Securities
                                     ------------------------------------------------------      Underlying
              Name and                                                       Other Annual         Options/          All Other
        Principal Position           Year       Salary        Bonus          Compensation        SARs(#)(2)      Compensation (3)
- -----------------------------------  ----       ------        -----         ---------------   ----------------   ----------------

Lois E. Silverman                    1995      $250,000     $ 87,500              ---              ---               $4,620
 Chairman of the Board and           1994       258,654          ---              ---              ---                3,880
 Chief Executive Officer(1)

Donald J. Larson                     1995      $250,000     $ 87,500              ---              ---               $4,620
 President and Chief                 1994       258,654       98,000(4)           ---              ---                3,880
 Operating Officer

Joseph F. Pesce                      1995      $225,000     $134,375           $1,575(5)         9,700               $2,250
 Vice President-Finance              1994        50,000(6)    50,000(7)           ---           47,000      ___
 and Administrative, Chief
 Financial Officer and  Treasurer

John A. McCarthy, Jr.                1995      $144,192     $ 56,250           $  586(5)        28,500               $1,484
 Vice President-Corporate            1994        59,231(6)    15,000              ---           23,500                  ---
 Development
Anne E. Kirby                        1995      $140,400     $ 52,500           $  586(5)         5,000               $2,868
 Vice President-Marketing            1994       137,554       15,000              ---           47,000                3,051

- --------------

(1) Ms. Silverman resigned her position as Chief Executive Officer effective January 1, 1996.

(2) Represents the number of shares of Common Stock issuable upon exercise of options granted to the Named Executive Officers in 1995.

(3) Represents matching contributions by the Company to its 401(k) Plan.

(4) This amount was paid by the Company to Mr. Larson as a bonus in connection with the Recapitalization.

(5) Represents the discount received on the purchase of stock pursuant to the CRA Managed Care, Inc 1995 Employee Stock Purchase Plan.

(6) Messrs. Pesce and McCarthy joined the Company in October 1994 and August 1994, respectively. On an annualized basis, such individuals would have been paid cash compensation in excess of the amounts shown in the table for 1994.

(7) Does not include an additional $25,000 paid to Mr. Pesce in consideration of certain benefits forfeited upon termination of his prior employment.

GRANTS OF STOCK OPTIONS

     The following table sets forth certain information with respect to individual grants of stock options to the Named Executive Officers during the year ended December 31, 1995.

                               1995 OPTION GRANTS

                                                        Individual Grants                   Potential Realization
                                                ----------------------------------         Value at Assumed Annual
                                                % of Total                                  Rates of Stock Price
                                                 Options                                   Appreciation for Option
                                                Granted to                                         Term(1)
                                 Option         Employees    Exercise   Expiration         -----------------------
        Name                    Grants(2)        in 1995       Price       Date              5%            10%
        ----                    ---------        -------       -----       ----              --            ---
Lois E. Silverman..........        ----            ----         ----        ----              ----         ----
Donald J. Larson...........        ----            ----         ----        ----              ----         ----
Joseph F. Pesce(3).........       4,700            3.85%      $ 5.89     7/31/05           $18,537     $ 47,710
                                  5,000            4.10        22.75     4/24/06            76,196      196,040
                                 ------           -----                                    -------     --------
                                  9,700            7.95%                                    94,733      234,750

John A. McCarthy, Jr. (3)..      23,500           19.26         5.89     7/31/05            92,685      238,549
                                  5,000            4.10        22.75     4/24/06            76,196      196,040
                                 ------           -----                                    -------     --------
                                 28,500           23.36%                                   168,881      434,589

Anne E. Kirby(4)...........       5,000            4.10        22.75     4/24/06            76,196      196,040

- ---------------------

(1) The potential realizable value of the options reported above was calculated by assuming 5% and 10% annual rates of appreciation above the exercise price of the Common Stock from the date of grant of the options until the expiration of the options. These assumed annual rates of appreciation were used in compliance with the rules of the Securities and Exchange Commission and are not intended to forecast future price appreciation of the Common Stock of the Company or to take into account the immediate increase in potential realizable value that will occur. The actual value realized from the options could be higher or lower than the values reported above, depending upon the future appreciation or depreciation of the Common Stock during the option period, the optionholder's continued employment through the option period and the timing of exercise of the options.

(2) These options provide for accelerated vesting each year with respect to ten to twenty percent of the shares subject to the option in the event certain financial tests are met, commencing with respect to the fiscal year ended December 31, 1995.

(3) Does not include options to purchase 20,000 shares at $22.12 per share and 25,000 shares at $36.12 per share granted after December 31, 1995.

(4) Does not include options to purchase 10,000 shares at $36.12 per share granted after December 31, 1995.

STOCK OPTION EXERCISES AND DECEMBER 31, 1995 STOCK OPTION VALUE

     Set forth in the table below is information concerning the value of stock options held at December 31, 1995 by the Named Executive Officers of the Company. None of the Named Executive Officers exercised any stock options during the year ended December 31, 1995.

                   AGGREGATE OPTION EXERCISES IN LAST FISCAL
                 YEAR AND OPTION VALUES AS OF DECEMBER 31, 1995

                                                                                                          Value of Unexercised
                                                                      Number of Unexercised               In-The-Money Options
                                                                   Options at December 31, 1995          at December 31, 1995(1)
                             Shares Acquired                      ------------------------------      ------------------------------

           Name                on Exercise    Value Realized      Exercisable      Unexercisable      Exercisable      Unexercisable


Lois E. Silverman..........        ----            ----               ----              ----               ----             ----
Donald J. Larson...........        ----            ----               ----              ----               ----             ----
Joseph F. Pesce............        ----            ----             20,740            35,960           $315,544         $510,881
John A. McCarthy, Jr.......        ----            ----             15,100            36,900            225,389          525,907
Anne E. Kirby..............        ----            ----             19,800            32,200            300,518          450,777
George H. Conrades.........        ----            ----              7,833            15,667            125,215          250,433
Mitchell T. Rabkin.........        ----            ----               ----            23,500               ----          375,648

__________

(1) The amounts set forth represent the difference between the fair market value of the Common Stock underlying the options at December 31, 1995 ($21.88 per share) and the exercise price of the options ($5.89 for options granted on or prior to January 31, 1995 and $22.75 for options granted on October 24,
    1995), multiplied by the applicable number of options.


             2 .  AMENDMENT TO THE CRA MANAGED CARE, INC. 1994 TIME
                    ACCELERATED RESTRICTED STOCK OPTION PLAN

GENERAL INFORMATION

     The 1994 Time Accelerated Restricted Stock Option Plan (the "1994 Plan"). The 1994 Plan is intended to encourage ownership of the stock of the Company by employees of the Company and its subsidiaries, to induce qualified personnel to enter and remain in the employ of the Company or its subsidiaries and to provide additional incentive for participants to promote the success of the Company's business.

     The total number of shares of the Company's Common Stock for which options may be granted under the 1994 Plan is 376,000 shares, subject to proportional adjustment for capital changes. Shares issued under the 1994 Plan may be either authorized but unissued shares, or treasury shares. If an option granted under the 1994 Plan expires or terminates, the shares of stock allocable to the unexercised portion of the option may again be optioned thereunder. Set forth below is a summary of the material provisions of the 1994 Plan.

PROPOSED AMENDMENT TO THE 1994 PLAN

     The Board of Directors has adopted an amendment to the 1994 Plan, subject to approval by the stockholders, to increase the aggregate number of shares that may be granted thereunder from 376,000 to 976,000 in order to ensure that a sufficient number of shares are available for option grants in the future.

     Set forth below is a summary of the principal provisions of the 1994 Plan. The Board of Directors recommends that the stockholders approve the amendment to the 1994 Plan. The affirmative vote of the holders of at least a majority of the Common Stock voting in person or by proxy at the meeting will be required for the approval of the amendment to the 1994 Plan.

ADMINISTRATION, TERMINATION AND AMENDMENT

     The 1994 Plan is currently administered by the Board of Directors of the Company. The directors are divided into 3 classes, each consisting of 2 directors. Each year a single class of directors is elected for a three year term. No member of the Board of Directors shall act upon any matter exclusively effecting any option granted or to be granted to himself or herself under the 1994 Plan. The decision of the Board of Directors as to all questions of interpretation and application of the 1994 Plan shall be final, binding and conclusive on all persons.

     The Board of Directors may, at its discretion, delegate its powers, duties and responsibilities to a committee consisting of two or more directors, each of whom is a disinterested person as that term is defined in the 1994 Plan. The members of the committee are appointed by the Board of Directors and the Board may at any time appoint a member or members of the committee in substitution for or in addition to the member or members then in office and may fill vacancies on the committee however caused.

     For purposes of the 1994 Plan, the term "disinterested person" has the meaning assigned to that term in Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "1934 Act").

     The Company may modify, amend or terminate the 1994 Plan at any time, provided that without the approval of the holders of at least a majority of the outstanding shares of Common Stock, the Company may not increase the maximum number of shares for which options may be granted under the 1994 Plan or change the designation of the class of persons eligible to receive options under the 1994 Plan or make any other change in the 1994 Plan which requires stockholder approval under applicable law or regulations. Termination or any modification or amendment of the 1994 Plan shall not, without the consent of the optionee, affect his or her rights under an option theretofore granted to him or her. Unless sooner terminated, the 1994 Plan will terminate fifteen years and six months from June 6, 1994 (the date upon which the 1994 Plan was adopted by the Board of Directors of the Company).

ELIGIBILITY TO PARTICIPATE

     The individuals who are eligible to receive options under the 1994 Plan are key employees of the Company or its subsidiaries, but directors who are not otherwise employees of the Company or a subsidiary are not eligible. Options granted to eligible individuals are non-qualified options which are not intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

TERMS AND PROVISIONS OF OPTIONS

     The exercise price of options granted under the 1994 Plan is the fair market value for the Common Stock underlying the option at the time the option is granted. If the Common Stock of the Company is then listed on any national securities exchange or on Nasdaq National Market System, the fair market value shall be the mean between the high and low sales prices, if any, on the largest such exchange on the date of the grant of the option or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales prices on the nearest date before and the nearest date after the date of the grant in accordance with Treasury Regulations
Section 25.2512-2. If the shares are not then listed on any such exchange, the fair market value of such shares shall be the mean between the closing "Bid" and the closing "Ask" prices, if any, as reported on the National Association of Securities Dealers Automated Quotation System other than the National Market System ("Nasdaq") for the date of the grant of the option, or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales prices on the nearest date before and the nearest date after the date of grant in accordance with Treasury Regulations Section 25.2512-2. If the shares are not then listed on such exchange or quoted in Nasdaq, fair market value shall be the mean between the average of the "Bid" and the average of the "Ask" prices, if any, as reported in the National Daily Quotation Service for the date of the grant of the option, or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales on the nearest date before and the nearest date after the date of grant in accordance with Treasury Regulations Section 25.2512-2. If the fair market value cannot be determined under the preceding three sentences, it shall be determined in good faith by the Board of Directors.

     Options granted under the 1994 Plan are not exercisable until the tenth anniversary of the date of grant, provided, however, that the exercisability of such option may be accelerated on such terms as may be set forth in the agreement evidencing such options as determined by the Board of Directors.

     The duration of any option granted under the 1994 Plan shall be specified by the Board of Directors, but in no event shall an option be exercisable after the expiration of ten years and six months from the date of grant.

     Options shall be exercised by giving written notice to the Company, signed by the person exercising the option, stating the number of shares with respect to which the option is being exercised, accompanied by payment of the option price of such shares, which payment shall be made in cash or with the consent of the Company, in whole or in part in shares of the Common Stock of the Company already owned by the person exercising the option.

     Options granted to any participant who ceases to be an employee of the Company or one of its subsidiaries, other than by death, may be exercised within 30 days after the date the participant ceases to be an employee, or prior to the date on which the option expires by its terms, whichever is earlier, but shall thereafter terminate, unless such termination of employment is because the participant has become disabled within the meaning of Section 23(e)(3) of the Code, in which event such option may be exercised prior to the last day of the sixth month after the date on which such participant ceases to be an employee, but, in any event, prior to the date on which the option expires by its terms. In case of termination of employment other than by death, the option shall be exercisable only to the extent that the right to purchase shares under such option has accrued and is in effect on the date of such termination of employment.

     In the event of death of an optionee, the option must be exercised prior to the last day of the twelfth month after the date of death of such participant or prior to the date on which the option expires by its terms, whichever is earlier.

     An option that is subject to early termination as discussed above shall be exercisable only to the extent that the right to purchase shares under such option has accrued and is in effect on the date of termination.


     The high and low sale prices of the Company's Common Stock on the Nasdaq National Market on May 6, 1996 were $42.75 and $40.75, respectively.

TAX EFFECTS

     Options granted under the 1994 Plan are non-qualified stock options, and are not intended to meet the requirements of Section 422 of the Code.

     No income is recognized by the optionee on the grant of a non-qualified stock option. On the exercise by an optionee of a non-qualified option, generally the excess of the fair market value of the stock when the option is exercised over its cost to the optionee will be (a) taxable to the optionee as ordinary income and (b) generally deductible for income tax purposes by the Company.

     The Internal Revenue Service will treat the exercise of a non-qualified stock option with already owned stock of the Company as two transactions.
First, there will be a tax-free exchange of the old shares for a like amount of new shares under Section 1036 of the Code, with the new shares retaining the bases and holding periods of the old shares. Second, the issuance of additional new shares (representing the spread between the fair market value of all the new shares and the option price) is taxable to the employee as ordinary income under
Section 83 of the Code, as is the case with any non-qualified option. The new shares will have a basis equal to the spread between the fair market value of the new shares and the option price.

     The optionee's tax basis in his stock will equal his cost for the stock plus the amount of ordinary income he had to recognize with respect to the non-qualified stock option. Accordingly, upon a subsequent disposition of stock acquired upon the exercise of a non-qualified option, the optionee will recognize short-term or long-term capital gain or loss, depending upon the holding period of the stock, equal to the difference between the amount realized upon disposition of the stock by the optionee and his basis in the stock.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE AMENDING THE 1994 PLAN.



DISCLOSURE REGARDING THE CRA MANAGED CARE, INC. 1994 NON-QUALIFIED STOCK OPTION
                        PLAN FOR NON-EMPLOYEE DIRECTORS

GENERAL

     The 1994 Non-Qualified Stock Option Plan for Non-Employee Directors (the "Director Plan") was adopted by the Board of Directors on June 6, 1994 and approved by the stockholders of the Company on June 6, 1994. The Director Plan is intended to attract and retain the services of experienced and knowledgeable independent directors who are not employees of the Company for the benefit of the Company and its stockholders and to provide additional incentive for such directors to continue to work in the best interests of the Company and its stockholders through continuing ownership of its Common Stock.

     The Director Plan provides for the grant of non-qualified options not intended to meet the requirements of Section 422 of the Code for the purchase of shares of the Company's Common Stock to each Director of the Company who is not otherwise an employee of the Company. The maximum number of shares for which options may be granted under the Director Plan shall not exceed 94,000 shares in the aggregate, subject to adjustment for changes in capitalization.

ADMINISTRATION, TERMINATION AND AMENDMENT

     The Director Plan is administered by a Committee (the "Committee") consisting of two or more members, each of whom is a disinterested person as that term as defined in the Director Plan. The members of the committee are appointed by the Board of Directors and the Board may at any time appoint a member or members of the committee in substitution for or in addition to the member or members then in office and may fill vacancies on the committee however caused. No person shall be appointed to the committee who has been within one year of his appointment to the committee granted or awarded any equity securities pursuant to the Director Plan or any other plan of the Company or any of its affiliates entitling participants therein to acquire stock, stock options or stock appreciation rights of the Company or any of its affiliates, and no person shall be a member of the committee who is not a Director of the Company. Decisions of this committee as to all questions of interpretation and application of this Plan shall be final and binding on all persons. On April 5, 1996, the members of the Committee were Lois E. Silverman, Donald J. Larson, Jeffrey R. Jay and William Laverack, Jr.

     For purposes of the Director Plan, the term "disinterested person" as the meaning assigned to that term in Rule 16b-3 promulgated under the 1934 Act.

     The Director Plan will terminate fifteen years from the date upon which it was approved by the stockholders, but the Board of Directors may at any time terminate, modify or amend it; provided, however, that no modification or amendment may be made more than once every six months other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder, if the effect of such amendment or modification would be to change the (i) the requirements for eligibility under the Director Plan, (ii) the timing of the grants of options to be granted under the Director Plan or the exercise price or vesting schedule thereof; or (iii) the number of shares subject to options to be granted under the Director Plan either in the aggregate or to one director. Any amendment to the provisions of the Director Plan which
(i) materially increases the number of shares which may be subject to options granted thereunder, (ii) materially increases the benefits accruing to participants, or (iii) materially modifies the requirements for eligibility to participate in the Director Plan shall be subject to approval by the stockholders of the Company. Termination or any modification or amendment of the Director Plan shall not, without the consent of an optionee, affect such optionee's rights under an option previously granted.

TERMS AND PROVISIONS OF OPTIONS

     The exercise price for options granted under the Director Plan is the fair market value of the Company's Common Stock covered by the option on the date of grant. The options granted under the Director Plan shall become exercisable at such time as is set forth in the agreement evidencing such options.

     Options granted under the Director Plan are not assignable or transferable by the optionee other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, or to a trust created for the benefit of the optionee, the optionee's spouse, or a family member of the optionee or the optionee's spouse. To the extent that the right to exercise an option has accrued, an option may be exercised in full or in part by giving written notice, signed by the person or persons exercising the option, to the Company, stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares which payment may be in cash or in whole or in part in shares of the Common Stock of the Company already owned for a period of at least six months by the person or persons exercising the option, valued at fair market value, on the date of exercise; provided, however, that there shall be no such exercise at any one time as to fewer than 100 shares, or all of the remaining shares then purchasable by the person or persons exercising the option if fewer than 100 shares.

     In the event of the death of an optionee, the option granted under the Director Plan may be exercised, to the extent that the optionee was entitled to do so on the date of death by the estate of the optionee, any person or persons who acquired the right to exercise such option by bequest or inheritance or otherwise by reason of the death of the optionee. The option may be exercised at any time within ten years after the date of grant of such option.

     In the event that an optionee ceases to be a director of the Company, other than by virtue of death, the option granted to such optionee may be exercised only to the extent that the right to exercise the option has accrued and is in effect on the date that the optionee ceased to be a director. The option may be exercised at any time within ten years after the grant of such option unless the termination as a director was by the Company for cause, in which case the option shall terminate immediately at the time the optionee ceases to be a director of the Company.

     The Director Plan provides that the number of shares issuable thereunder shall be adjusted to prevent dilution in the event of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares or stock dividend.


     The high and low sales prices of the Company's Common Stock on the Nasdaq National Market on May 6, 1996 were $42.75 and $40.75, respectively.

TAX EFFECTS

     Options granted under the Director Plan are intended to be non-qualified stock options.

     No income is recognized by the optionee on the grant of a non-qualified stock option. On the exercise by an optionee of a non-qualified option, the excess of the fair market value of the stock when the option is exercised over its cost to the optionee will be (a) taxable to the optionee as ordinary income and (b) generally deductible for income tax purposes by the Company.

     The Internal Revenue Service will treat the exercise of a non-qualified stock option with already owned stock of the Company as two transactions.
First, there will be a tax-free exchange of the old shares for a like amount of new shares under Section 1036 of the Code, with the new shares retaining the bases and holding periods of the old shares. Second, the issuance of additional new shares (representing the spread between the fair market value of all the new shares and the option price) is taxable to the employee as ordinary income under
Section 83 of the Code, as is the case with any non-qualified option. The new shares will have a basis equal to the spread between the fair market value of the new shares and the option price.

     The optionee's tax basis in his stock will equal his cost for the stock plus the amount of ordinary income he had to recognize with respect to the non-qualified stock option. Accordingly, upon a subsequent disposition of stock acquired upon the exercise of a non-qualified option, the optionee will recognize short-term or long-term capital gain or loss, depending upon the holding period of the stock and the difference between the amount realized upon disposition of the stock by the optionee and his basis in the stock.

                DISCLOSURE REGARDING THE CRA MANAGED CARE, INC.
                       1995 EMPLOYEE STOCK PURCHASE PLAN

GENERAL INFORMATION

     The 1995 Employee Stock Purchase Plan (the "Stock Purchase Plan") is intended to provide a means whereby eligible employees may purchase Common Stock of the Company through payroll deductions. The Stock Purchase Plan is intended to provide a further incentive for employees to promote the best interests of the Company and to encourage stock ownership by employees in order that they may participate in the Company's economic growth.

     Two Hundred Thirty-Five Thousand shares of the Common Stock of the Company may be issued pursuant to the Stock Purchase Plan. The shares issued pursuant to the Stock Purchase Plan shall be either shares of the Company's authorized but unissued Common Stock or shares of Common Stock reacquired by the Company and held as treasury shares. The number of shares issuable under the Stock Purchase Plan is subject to appropriate adjustment in the event of a stock split, a subdivision or consolidation of shares of Common Stock, capital adjustments or payments of stock dividends or distributions or other increases or decreases in the outstanding shares of Common Stock effected without receipt of consideration by the Company.

     Set forth below is a summary of the principal provisions of the Stock Purchase Plan.

ELIGIBILITY

     All persons employed by the Company or one of its subsidiaries are eligible to participate in the Stock Purchase Plan, except (i) persons whose customary employment is less than twenty hours per week or five months or less per year; and (ii) persons who have been employed by the Company for less than six months on the first day of the purchase period, with the exception of persons previously eligible. In addition, persons who are deemed for purposes of
Section 423(b)(3) of the Code, to own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or a subsidiary are ineligible to participate in the Stock Purchase Plan. Employment will be treated as continuing intact while a participating employee is on military leave or other bona fide leave of absence, for up to 90 days or for so long as such employee's right to re-employment is guaranteed by statute or contract, if longer than 90 days.

ADMINISTRATION

     The Stock Purchase Plan shall be administered by the Board of Directors or the Committee appointed from time to time by the Board of Directors. Committee members shall be ineligible to participate under the Stock Purchase Plan. All members of the Committee shall serve at the discretion of the Board. The Board of Directors or the Committee, if one has been appointed, is vested with full authority to make, administer and interpret such equitable rules and regulations regarding the Stock Purchase Plan as it may deem advisable. Determinations by the Board of Directors, or the Committee, as to the interpretation and operation of the Stock Purchase Plan shall be final and conclusive.

     The Stock Purchase Plan was adopted by the Board of Directors and approved by the Company's stockholders on March 15, 1995 and April 28, 1995, respectively, and became effective on May 10, 1995. The Stock Purchase Plan will continue in effect through June 30, 2004, provided, however, that the Board of Directors shall have the right to terminate the Stock Purchase Plan at any time. In the event of the expiration of the Stock Purchase Plan or its termination, all options then outstanding under the Stock Purchase Plan shall automatically be cancelled and the entire amount credited to the account of each participant hereunder shall be refunded to each such participant. In addition, the Board of Directors may amend the Stock Purchase Plan at any time without the consent of the participants, but no such amendment shall adversely affect options previously granted under the

Stock Purchase Plan and no such amendment (without approval by the Company's stockholders) may: (a) increase the total number of shares of Common Stock which may be purchased by all participants, (b) change the class of employees eligible to receive options under the Stock Purchase Plan; (c) decrease the purchase price; (d) extend a purchase period thereunder; or (e) extend the term of the Stock Purchase Plan. The termination of the Stock Purchase Plan is not to be deemed an action which adversely affects options previously granted under the Stock Purchase Plan.

OPERATION OF THE STOCK PURCHASE PLAN

     There shall be two "purchase periods" within each full calendar year, one commencing on January 1 of each calendar year and continuing through June 30 of such calendar year, and the second commencing on July 1 of each calendar year and continuing through December 31 of such calendar year. The first purchase period commenced on July 1, 1995. Eligible employees may elect to become participants in the Stock Purchase Plan for a purchase period by completing a stock purchase agreement prior to the first day of the purchase period for which the election is made. The election to participate is effective for the purchase period for which it is made and there is no limit on the number of purchase periods for which an eligible employee may elect to become a participant in the Stock Purchase Plan. In the stock purchase agreement, the participating employee authorizes regular payroll deductions amounting to such full percentage of the participant's basic compensation as the participant shall designate.
Such payroll deductions cannot amount to less than one percent (1%) nor more than ten percent (10%) of the participant's basic compensation and cannot exceed $25,000 per year.

     All sums deducted from the basic compensation of participants will be credited to a stock purchase account established for each participant on the books of the Company, but prior to use of such funds for the purchase of shares of the Company's Common Stock in accordance with the Stock Purchase Plan, the Company may use such funds for any valid corporate purpose. The Company is under no obligation to pay interest on funds credited to a participant's stock purchase account in any event.

     The purchase price of shares of the Company's Common Stock under the Stock Purchase Plan is the lower of (i) eighty-five percent (85%) of the fair market value of a share of Common Stock for the first business day of the relevant purchase period, or (ii) eighty-five percent (85%) of such value for the relevant exercise date. The fair market value on a given day is the mean between the high and low sales prices of a share of Common Stock of the Company in the over-the-counter market. Each participating employee receives an option, effective on the first day of the purchase period, to purchase shares of Common Stock on the exercise date, which is the last business day of the purchase period. The number of shares which a participant may purchase under the option is the quotient of the aggregate payroll deductions in the purchase period authorized by the participant, divided by the purchase price. No employee can be granted an option under the Stock Purchase Plan to purchase shares of the Company's Common Stock having a fair market value (as of the date the option to purchase is granted) in any one calendar year of in excess of $25,000. No employee can be granted an option in one purchase period for more than 500 shares, or such other number of shares as determined from time to time by the Board or the Committee, as the case may be. The Stock Purchase Plan defines basic compensation as the regular rate of salary or wages in effect immediately prior to a purchase period, before any deductions or withholdings, and excluding overtime, bonuses, sales commissions and amounts paid in reimbursement for expenses.

     Each participating employee automatically and without any act on his part will be deemed to have exercised his option on the exercise date of the purchase period in which he is participating, to the extent that the balance in the participant's account under the Stock Purchase Plan is sufficient to purchase, at the purchase price in effect for the purchase period, whole shares of the Company's stock subject to his option. A participant has the right to cancel his participation in the Stock Purchase Plan for a purchase period by delivering a notice of cancellation to the Company not later than ten (10) days before the exercise date for such purchase period. In the event of such cancellation, the participant will receive in cash the amount credited to his account. Any participant who so withdraws from the Stock Purchase Plan may again become a participant at the start of the next purchase period.

     Upon dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving entity, every option outstanding under the Stock Purchase Plan shall terminate, and each participant shall be refunded the sums then in his account.

     Shares of Common Stock purchased under the Stock Purchase Plan shall be deemed to have been issued and sold at the close of business on the exercise date, and prior to that date a participant shall not have any rights or privileges as a shareholder of the Company with respect to such shares. Shares purchased under the Stock Purchase Plan shall be registered either in the participant's name or jointly in the names of the participant and his spouse as the participant shall designate in his stock purchase agreement. Such designation may be changed at any time by filing notice with the Company.

     Upon the participant's death or other termination of employment, his participation in the Stock Purchase Plan shall cease and the entire balance credited to his account under the Stock Purchase Plan shall be automatically refunded to him, or (in the event of death) to the participant's designated beneficiary, if any, under a group insurance plan of the Company covering him, or otherwise to his estate.

     The right to purchase shares of Common Stock under the Stock Purchase Plan is exercisable only by the participant during his lifetime and is not transferable by him. The grant of an option under the Stock Purchase Plan does not imply any right to continued employment with the Company for any participant.

     The high and low sale prices of the Company's Common Stock on the Nasdaq National Market on May 6, 1996 were $42.75 and $40.75, respectively.

TAX EFFECTS

     The Stock Purchase Plan is not a "qualified plan" within the meaning of
Section 401(a) of the Code. The Stock Purchase Plan is designed to satisfy the requirements of Section 423 of the Code. Accordingly, an employee incurs no tax liability on the grant of an option to purchase shares under the Stock Purchase Plan nor on the acquisition of the shares upon exercise of the option.

     An employee will obtain favorable tax treatment on the disposition of shares acquired under the Stock Purchase Plan if the shares are held by the employee for at least two years from the first day of the purchase period in which the shares are purchased. Dispositions of the shares after the expiration of the two year period are called "qualifying dispositions." Upon a qualifying disposition, there will be included in the employee's gross income as compensation taxable at ordinary income rates (and not as capital gain) the lesser of (1) ten percent (10%) of the fair market value of the shares on the first day of the purchase period or (2) the amount by which the fair market value of the shares at the time of disposition exceeded the actual purchase price. The basis of the employee's shares, which is initially equal to the actual purchase price, is increased by an amount equal to the amount includable as compensation in his or her gross income, and any gain or loss computed with reference to such adjusted basis which is recognized at the time of the disposition will be long-term capital gain or loss.

     If an employee sells the shares before the expiration of the required holding period, which is a disqualifying disposition, the employee realizes ordinary income (compensation) in the year of the disposition to the extent of the excess of the fair market value of the shares on the last day of the purchase period over the actual purchase price. The basis of the employee's shares, which is initially equal to the actual purchase price, is increased by an amount equal to the amount includable as compensation in his or her gross income, and any gain or loss computed with reference to such adjusted basis which is recognized at the time of disposition will be capital gain or loss, either short term or long term, depending upon the holding period for the shares.

     The Company is not entitled to a deduction for amounts treated as ordinary income to an employee except to the extent of ordinary income recognized by an employee upon a disqualifying disposition.

     Special tax rules may apply to persons subject to Section 16(b) of the 1934 Act.

                               NEW PLAN BENEFITS

     It is not possible to state the employees who will receive stock options or awards under the 1994 Plan or the Stock Purchase Plan in the future, nor the amount of options or awards which will be granted thereunder. The following table provides information with respect to options granted through April 30, 1996 under the 1994 Plan and the Stock Purchase Plan. The table also provides information as to options which have been granted through April 30, 1996 under the Director Plan. See "Ratification, Confirmation and Approval of, and Amendment to, the CRA Managed Care, Inc., 1994 Time Accelerated Restricted Stock Option Plan", "Ratification, Confirmation and Approval of the CRA Managed Care, Inc. 1994 Non-Qualified Stock Option Plan for Non-Employee Directors" and "Ratification, Confirmation and Approval of the CRA Managed Care, Inc. 1995 Employee Stock Purchase Plan" for a description of the options which are provided for under those plans.


                                                 1994 Plan              Director Plan                Stock Purchase Plan
                                            --------------------      --------------------         -------------------------

                                             Dollar      Number       Dollar       Number           Dollar           Number
Name and Position                           Value(1)    of Units      Value       of Units         Value(2)         of Units
- -----------------                           --------    --------      ------      --------         --------         --------

Lois E. Silverman, Chairman
 of the Board...........................      ----        ----         ----         ----             ----             ----

Donald J. Larson, President, Chief
 Executive Officer and Director.........      ----        ----         ----         ----             ----             ----

Joseph F. Pesce, Vice President-Finance
 and Administration, Chief Financial
 Officer and Treasurer..................      ----      101,700        ----         ----           $ 1,575              500

John A. McCarthy, Vice
 President-Corporate Development........      ----       97,000        ----         ----               586              186

Anne E. Kirby, Vice President-Marketing.      ----       62,000        ----         ----               586              186

George H. Conrades, Director............      ----        ----          (3)        23,500            ----             ----

Jeffrey R. Jay, Director................      ----        ----         ----         ----             ----             ----

William Laverack, Jr....................      ----        ----         ----         ----             ----             ----

Mitchell T. Rabkin......................      ----        ----          (3)        23,500            ----             ----

Executive Officers as a Group...........       (4)      260,700        ----         ----           $ 2,747              872

Directors as a Group (excluding
 Executive Officers)....................      ----        ----          (3)        47,000            ----             ----



                                                 1994 Plan              Director Plan                Stock Purchase Plan
                                            --------------------      --------------------         -------------------------

                                             Dollar      Number       Dollar       Number           Dollar           Number
Name and Position                           Value(1)    of Units      Value       of Units         Value(2)         of Units
- -----------------                           --------    --------      ------      --------         --------         --------

Employees as a Group (excluding
 Executive Officers)....................       (5)      371,050        ----         ----           $54,895           17,427



(1) The dollar value of the options is equal to the difference between the exercise price of the options granted and the fair market value of the Company's Common Stock at the date of the exercise.


(2) The dollar value of the options is equal to the difference between the exercise price of the options granted and the fair market value of the Company's Common Stock at the date of exercise. The exercise price per share was $18.73.


(3) The dollar value of the options is equal to the difference between the exercise price of the options granted and the fair market value of the Company's Common Stock at the date of exercise. The exercise price per share is $5.89.


(4) The exercise price per share is $5.89 for 145,700 of the options above which were granted on or prior to January 31, 1995, $22.75 for 15,000 of options which were granted on October 24, 1995, $22.12 for 40,000 of the options granted on January 3, 1996 and $36.12 for 60,000 options granted on April 10, 1996.

(5) The exercise price per share is $5.89 for 110,450 of the options above which were granted on or prior to January 31, 1995, $22.75 for 78,800 of options granted on October 24, 1995, and $36.12 for 181,800 of options granted on April 10, 1996.

                      3.  INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed Arthur Andersen LLP, as independent accountants to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 1996. Arthur Andersen LLP, certified public accountants, has served as independent accountants since 1994 to audit the financial statements of the Company. Upon the recommendation of the Company's Board of Directors, effective December 5, 1994, the Company engaged Arthur Andersen LLP to serve as the Company's independent accountants, dismissing KPMG Peat Marwick LLP. KPMG Peat Marwick LLP's report on the Company's financial statements for the years ended December 31, 1992 and 1993 did not contain an adverse opinion or disclaimer of opinion nor were any reports qualified or modified as to uncertainty, audit scope or accounting principles. The change in independent accountants did not result from any disagreement between the Company and KPMG Peat Marwick LLP on any matter of accounting principles, practices, financial statement disclosure or auditing scope or procedure.

     A representative of Arthur Andersen LLP is expected to be present at the meeting and will have the opportunity to make a statement if he or she so desires and to respond to appropriate questions.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPOINTMENT OF ARTHUR
                                 ANDERSEN LLP.

             4.  PROPOSED AMENDMENT INCREASING THE NUMBER OF SHARES
          OF COMMON STOCK WHICH THE COMPANY HAS THE AUTHORITY TO ISSUE
                  FROM 10,000,000 SHARES TO 40,000,000 SHARES

    On April 29, 1996, the Board of Directors adopted the following resolution:

RESOLVED:  That this Board of Directors deems it advisable that the Articles of
           Organization of this corporation be amended so as to increase the total number of shares of Common Stock which this corporation shall have authority to issue from 10,000,000 shares, with a par value of $.01 per share, to 40,000,000 shares, with a par value of $.01 per share.

    The Board of Directors also directed that the proposed amendment be submitted for action at the Meeting of Stockholders to be held on May 21, 1996.

    Increase in Number of Shares of Common Stock. If approved by the stockholders, the amendment will authorize the Company to issue an additional 30,000,000 shares of the Company's Common Stock, par value $.01 per share. As of April 5, 1996 there were 10,000,000 shares of Common Stock authorized, of which 7,373,024 shares were outstanding, 467,050 shares were reserved for issuance pursuant to the Company's stock option plans and 216,701 shares were reserved for issuance pursuant to the Company's Employee Stock Purchase Plan. The Board of Directors is empowered under the Articles of Organization of the Company to issue shares of authorized stock without further stockholder approval. The holders of the Company's Common Stock do not have preemptive rights.

    Appraisal Rights in Respect of the Proposed Amendment. Under the applicable provisions of the Massachusetts Business Corporation Law, the Company's stockholders have no appraisal rights with respect to the proposed amendment.

    Recommendation of the Board of Directors. The Board of Directors believes that the number of authorized shares of Common Stock should be increased by 30,000,000 to provide sufficient shares for use for such corporate purposes as may be determined advisable by the Board of Directors, without further action or authorization by the stockholders. Such corporate purposes might include the acquisition of capital funds through the sale of stock, the acquisition of other corporations or properties, or the declaration of stock dividends in the nature of a stock split. The Board of Directors believes that the availability of shares would afford the Company flexibility in considering and implementing any of the corporate transactions enumerated. The Company considers potential acquisitions on a regular basis and may issue shares of Common Stock in connection therewith. On May 7, 1996, the Company filed a registration statement on Form S-3 with the Securities and Exchange Commission in connection with a proposed public offering of 2,500,000 shares of Common Stock (assuming no exercise of the underwriters' over-allotment option), of which 1,100,000 shares are being offered by the Company and 1,400,000 shares are being offered by certain existing stockholders. On May 6, 1996, the Company signed a definitive agreement to acquire all outstanding capital stock of QMC3, Inc., a leading managed care company servicing the automobile insurance market, in exchange for 249,816 shares of the Company's Common Stock. Except for such proposed issuances, there are no current agreements, arrangements, or understandings with respect to the issuance of any of the shares of Common Stock which would be authorized by the amendment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT.

                      COMPLIANCE WITH SECTION 16(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons owning more than 10% of the outstanding Common Stock of the Company to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% holders of Common Stock of the Company are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Mr. Pesce and Ms. Kirby each were late in reporting two transactions on one Form 4. Mr. McCarthy was late in reporting one transaction on one Form 4.

                  TIME FOR SUBMISSION OF STOCKHOLDER PROPOSALS

     Under regulations adopted by the Securities and Exchange Commission, any proposal submitted for inclusion in the Company's Proxy Statement relating to the Annual Meeting of Stockholders to be held in 1997 must be received at the Company's principal executive offices in Boston, Massachusetts on or before December 20, 1996. Receipt by the Company of any such proposal from a qualified stockholder in a timely manner will not ensure its inclusion in the proxy material because there are other requirements in the proxy rules for such inclusions.


                                 OTHER MATTERS

     Management knows of no matters which may properly be and are likely to be brought before the meeting other than the matters discussed herein. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote in accordance with their best judgment.

     The cost of this solicitation will be borne by the Company. It is expected that the solicitation will be made primarily by mail, but regular employees or representatives of the Company (none of whom will receive any extra compensation for their activities) may also solicit proxies by telephone, telegraph and in person and arrange for brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals at the expense of the Company.

                                  10-K REPORT

     THE COMPANY WILL PROVIDE EACH BENEFICIAL OWNER OF ITS SECURITIES WITH A COPY OF AN ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE COMPANY'S MOST RECENT FISCAL YEAR, WITHOUT CHARGE, UPON RECEIPT OF A WRITTEN REQUEST FROM SUCH PERSON. SUCH REQUEST SHOULD BE SENT TO MARTHA KUPPENS, CRA MANAGED CARE, INC., 312 UNION WHARF, BOSTON, MASSACHUSETTS 02109.

                                 VOTING PROXIES

     The Board of Directors recommends an affirmative vote on all proposals specified. Proxies will be voted as specified. If signed proxies are returned without specifying an affirmative or negative vote on any proposal, the shares represented by such proxies will be voted in favor of the Board of Directors' recommendations.

By order of the Board of Directors



JOSEPH F. PESCE,
Vice President - Finance and Administration
Chief Financial Officer
and Treasurer

May 10, 1996

                             CRA MANAGED CARE, INC.
                      1996 ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 21, 1996

  [X] Please mark votes as in this example.

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES
  REPRESENTED WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS AS FORTH IN THE PROXY STATEMENT AND FOR PROPOSALS 2, 3 AND 4.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING MATTERS DESCRIBED IN THE PROXY STATEMENT FOR THE MEETING.

                                           WITHHOLD VOTE FOR ALL NOMINEES
                                           LISTED. [_]
  1. ELECTION OF TWO DIRECTORS TO SERVE FOR A TERM OF THREE YEARS.


  NOMINEES: GEORGE H. CONRADES AND JEFFREY R. JAY, M.D.
                                           [_]
                                              --------------------------
                                           To withhold authority to vote
                                           for any individual nominee,
                                           check the box immediately
                                           above and write that nominee's
                                           name on the space provided.
  FOR ALL NOMINEES LISTED(except as marked to the contrary) [_]

  2. Proposal to amend the CRA Managed Care, Inc. 1994 Time Accelerated Restricted Stock Option Plan to increase the number of shares to be granted thereunder from 376,000 to 976,000.
                       FOR [_]   AGAINST [_]   ABSTAIN [_]

  3. Proposal to ratify, confirm and approve the selection of Arthur Andersen LLP as the independent certified public accountants of the Company for fiscal year 1996.
                       FOR [_]   AGAINST [_]   ABSTAIN [_]

  4. Proposal to amend the Company's Articles of Organization increasing the number of authorized shares of Common Stock, par value $.01 per share, from 10,000,000 shares to 40,000,000 shares.
                       FOR [_]   AGAINST [_]   ABSTAIN [_]

  5. In their discretion, the proxies are authorized to vote upon other business as may properly come before the meeting, all as set out in the Notice and Proxy Statement relating to the meeting, receipt of which is hereby acknowledged.

  Mark here if you plan to attend the Meeting [_]

                           AMENDED AND RESTATED PROXY

              CRA MANAGED CARE, INC.
        1996 ANNUAL MEETING OF STOCKHOLDERS
                   MAY 21, 1996

  The undersigned hereby appoints Donald J.
  Larson and Joseph F. Pesce and each of them, with full power of substitution, attorneys and proxies to vote all shares of stock the undersigned is entitled to vote at the Special Meeting in lieu of the 1996 Annual
  Meeting of Stockholders of CRA Managed Care,
  Inc. to be held May 21, 1996 at 10:00 a.m. at the offices of Hutchins, Wheeler & Dittmar,
  101 Federal Street, Boston, Massachusetts and at any adjournments thereof, with all powers which the undersigned would possess if personally present, upon such business as may properly come before the meeting, as set forth on the reverse side, hereby revoking any proxy heretofore given.

  Mark here for address change and note    Dated: ___________________ , 1996
  below [_]

                                           ---------------------------------
                                                      (Signature)
                                           ---------------------------------
                                                      (Signature)
                                           PLEASE DATE AND SIGN THIS PROXY
                                           IN THE SPACE PROVIDED AND RETURN
                                           IT IN THE ENCLOSED ENVELOPE,
                                           WHETHER OR NOT YOU EXPECT TO
                                           ATTEND THE MEETING IN PERSON.
                                           Please sign exactly as your
                                           name(s) appear(s) hereon. When
                                           shares are held by more than one
                                           person, all owners should sign.
                                           When signing as attorney,
                                           executor, administrator, trustee
                                           or guardian, please give full
                                           title as such. If a corporation,
                                           please sign in full corporate
                                           name by President or other
                                           authorized officer. If a
                                           partnership, please in
                                           partnership name by authorized
                                           person.